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                                                                      Exhibit J.

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated June 3, 1998, relating to the financial statements and financial highlights appearing in the April 30, 1998 Annual Reports to the Shareholders of The TJ Core Equity Portfolio, Jacobs International Octagon Portfolio, BHM&S Total Return Bond Portfolio, MJI International Equity Portfolio, Hanson Equity Portfolio, Chicago Asset Management Value/Contrarian Portfolio and Chicago Asset Management Intermediate Bond Portfolio, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April 29, 1998, relating to the financial statements and financial highlights appearing in the March 31, 1998 Annual Report to the Shareholders of the FPA Crescent Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in the Statements of Additional Information and to the references to us under the headings "Financial Highlights", "Accountants" and "Reports" in the Prospectuses.


PricewaterhouseCoopers LLP
Boston, Massachusetts
July 7, 1998